Exhibit 99.2

BEIJING MULTIMEDIA LIMITED

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND FOR THE YEAR THEN ENDED

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheets as of December 31, 2003

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003

Notes to Unaudited Pro Forma Consolidated Statement of Operations

CENTIV, INC.

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

The following Unaudited Pro Form Consolidated Financial Statements have been prepared to give effect to the acquisition by Centiv, Inc. (“Centiv”) of Beijing Multimedia Limited on February 4, 2004.  The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003 gives effect to the acquisition as if it had occurred on December 31, 2003.  The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 gives effect to the acquisition as if it had occurred on January 1, 2003.

The pro forma adjustments are based upon available information and certain assumptions that the management of Centiv believes are reasonable under the circumstances.  Pro forma adjustments are applied to the historical financial statements of Centiv and the acquisition.  The transaction was accounted for as an acquisition by stock exchange.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (1) Centiv’s historical Financial Statements and related notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Centiv’s Annual Report on Form 10-K for the year ended December 31, 2003, and (2) the financial statements of Beijing Multimedia Limited included elsewhere in this Current Report on Form 8-K/A dated May 14, 2004.  The Unaudited Pro Forma Consolidated Financial Statements and related notes are provided for information purposes only and do not purport to be indicative of the results which would have actually been attained had the acquisition been completed on the date indicated or which may be expected to occur in the future.

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CENTIV, INC.

UNAUDITED PRO FORMA CONSOLIDATED

BALANCE SHEET

As of December 31, 2003

($’s In Thousands)

	Centiv, Inc.	Beijing Multimedia Limited	Pro Forma Adjustments	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$877	$—	$—	$877
Accounts receivable, net	246	—	—	246
Inventories, net	36	—	—	36
Prepaid expenses and other assets	296	—	—	296
Income taxes receivable	1	—	—	1
Deferred income taxes - current	91	—	—	91

Total current assets	1,547	—	—	1,547

Property and equipment, net	1,018	—	—	1,018
Other assets	—	—	—	—
Net operating profits interest contract rights	—	55,000	20,000	75,000

Total Assets	$2,565	$55,000	$20,000	$77,565

LIABILITIES
Current Liabilities:
Current debt	$—	$—	$—	$—
Accounts payable	488	7	—	495
Accrued expenses	394	3	4,000	4,397
Contract obligation and deferred income	129	—	—	129
Net operating profits interest contract rights payable	—	55,000	—	55,000

Total current liabilities	1,011	55,010	4,000	60,021

Deferred income taxes	91	—	—	91

Total liabilities	1,102	55,010	4,000	60,112

STOCKHOLDERS’ EQUITY
Common Stock, $.001 par value, 35,000,000 shares authorized; 1,946,810 shares issued and 1,677,815 shares outstanding as of December 31, 2003	6	—	20	26

Treasury stock, at cost, 268,995 shares as of December 31, 2003	(759)	—	—	(759)

Preferred Stock, $.001 par value, 5,000,000 shares authorized; 770,000 shares issued and outstanding as of December 31, 2003	1	—	—	1

Due from stockholders	(270)	—	—	(270)
Additional paid-in capital	24,929	—	15,980	40,909
Accumulated (deficit)	(22,444)	(10)	—	(22,454)

Total stockholders’ equity	1,463	(10)	16,000	17,453

Total Liabilities and Stockholders’ Equity	$2,565	$55,000	$20,000	$77,565

The accompanying notes are an integral part of this Unaudited Pro Forma
Consolidated Balance Sheet.

CENTIV, INC.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET

(1)  Reflects the issuance of 20,250,000 shares of common stock for the shares of capital stock of Beijing Multimedia at a value of $15,599,935.

(2)  Reflects the assumption by Centiv of the obligations of Beijing Multimedia for the issuance of common stock related to stock grants and stock options.

CENTIV, INC.

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

($’s In Thousands, Except Per Share Data)

	Centiv, Inc.	Beijing Multimedia Limited	Pro Forma Adjustments	Pro Forma

Net Sales	$6,266	$—	$—	$6,266
Cost of goods sold	4,073	—	—	4,073
Gross profit	2,193	—	—	2,193

Operating expenses:
Selling, general and administrative	3,538	10	—	3,548
Depreciation	576	—	—	576
Total operating expenses	4,114	10	—	4,124

Loss from operations	(1,921)	(10)	—	(1,931)
Other (expense)	(502)	—	—	(502)
Interest (expense)	(8)	—	—	(8)

Loss before income tax provision	(2,431)	(10)	—	(2,441)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(2,431)	(10	—	(2,441)
Loss from discontinued operations, net	—	—	—	—

Net Loss	$(2,431)	$(10)	$—	$(2,441)

Effect of beneficial conversion feature of preferred stock	—	—	—	—

Net loss attributable to common stockholders	$(2,431)	$—	$—	$(2,441)

Basic and diluted weighted average shares outstanding	1,607,134	—	20,250,000	21,857,134

Basic and Diluted (Loss) applicable to common shares:
Continuing operations	$(1.51)	$—	$—	$(0.11)
Discontinued operations	$—	$—	$—	$—

Net loss	$(1.51)	$—	$—	$(0.11)

The accompanying notes are an integral part of this Unaudited Pro Forma
Consolidated Statement of Operations.

CENTIV, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS

(1)  Reflects the issuance of 20,250,000 shares of common stock of Centiv to acquire 202,500 shares of capital stock of Beijing Multimedia at a value of $15,599,935.